SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549



                                    FORM 8-K
                                 CURRENT REPORT


                     Pursuant to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934


                Date of Report (Date of earliest event reported):
                                 April 23, 2003

                              BELLSOUTH CORPORATION
             (Exact name of registrant as specified in its charter)


               Georgia                1-8607              58-1533433
          (State or other          (Commission          (IRS Employer
          jurisdiction of          File Number)         Identification
            incorporation)                                         No.)


  Room 15G03, 1155 Peachtree Street, N. E., Atlanta, Georgia     30309-3610
         (Address of principal executive offices)                (Zip Code)


               Registrant's telephone number, including area code
                                 (404) 249-2000




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Item 7. Financial Statements and Exhibits

(c) Exhibits

Exhibit No.

   99-a Press Release dated April 23, 2003 reporting financial results for the quarter ended March 31, 2003

   99-b     Investor News for the quarter ended March 31, 2003


Item 9. Regulation FD Disclosure

The following information set forth under "Items 9. Regulation FD Disclosure" is intended to be furnished under said Item 9 and also under "Item 12. Results of Operations and Financial Condition" in accordance with SEC Release No. 33-8216. Such information, including the Exhibits attached hereto, shall not be deemed "filed" for purposes of Section 18 of the Securities Exchange Act of 1934, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, except as shall be expressly set forth by specific reference in such filing.

Attached and incorporated herein by reference are (i) Exhibit 99-a, which is a copy of a press release of BellSouth Corporation dated April 23, 2003, reporting the company's financial results for the quarter ended March 31, 2003 and (ii)
Exhibit 99-b, which is a document entitled "Investor News" that contains more detailed information about the recently completed quarter.

In addition to historical information, this document contains forward-looking statements regarding events and financial trends. Factors that could affect future results and could cause actual results to differ materially from those expressed or implied in the forward-looking statements include: (i) a change in economic conditions in domestic or international markets where we operate or have material investments which would affect demand for our services; (ii) currency devaluations and continued economic weakness in certain international markets in which we operate or have material investments; (iii) the intensity of competitive activity and its resulting impact on pricing strategies and new product offerings; (iv) higher than anticipated cash requirements for investments, new business initiatives and acquisitions; (v) unfavorable regulatory actions and (vi) those factors contained in the Company's periodic reports filed with the SEC. The forward-looking information in this document is given as of this date only, and BellSouth assumes no duty to update this information.

                                    SIGNATURE




Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.




BELLSOUTH CORPORATION


By:   /s/ W. Patrick Shannon
      W. Patrick Shannon
      Vice President - Finance
      April 23, 2003